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                                GRUBB & ELLIS COMPANY
                      STATEMENT REGARDING COMPUTATION OF RATIOS
                                      EXHIBIT 12
                                      (in '000s)
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                                                                                    Fiscal year ended
                                                       -------------------------------------------------------------------------
                                                          June 30,       June 30,        June 30,      June 30,        June 30,
                                                            1993           1994            1995          1996            1997
                                                       -------------  -------------   ------------   ------------   ------------
Earnings:
  Pretax income (loss) from continuing
    operations                                         $  (57,686)    $  (16,943)      $  2,004       $  2,300      $  10,781
  Interest expense                                          3,548          2,538          3,017          3,034          1,453
                                                       ----------     ----------     ----------      ---------      ---------
      Total                                            $  (54,138)    $  (14,405)      $  5,021       $  5,334      $  12,234
                                                       ----------     ----------     ----------      ---------      ---------
                                                       ----------     ----------     ----------      ---------      ---------

Fixed Charges:
Preferred dividend requirements (4):
  Junior convertible preferred stock                       $  312         $  766         $1,036         $  923         $  399
  Senior convertible preferred stock                          686          1,728          2,498          2,372          1,032
                                                       ----------     ----------     ----------      ---------      ---------
                                                              998          2,494          3,534          3,295          1,431
  Interest expense                                          3,548          2,538          3,017          3,034          1,453
                                                       ----------     ----------     ----------      ---------      ---------
    Total                                                $  4,546       $  5,032       $  6,551       $  6,329       $  2,884
                                                       ----------     ----------     ----------      ---------      ---------
                                                       ----------     ----------     ----------      ---------      ---------


Ratio of earnings to fixed charges (3)                        --             --            1.66           1.76           8.42
                                                       ----------     ----------     ----------      ---------      ---------
                                                       ----------     ----------     ----------      ---------      ---------

Coverage deficiency (1)                                 $  57,686      $  16,943            n/a            n/a            n/a
                                                       ----------     ----------     ----------      ---------      ---------
                                                       ----------     ----------     ----------      ---------      ---------


Ratio of earnings to fixed charges and
  preferred stock dividends                                   --             --             --             --            4.24
                                                       ----------     ----------     ----------      ---------      ---------
                                                       ----------     ----------     ----------      ---------      ---------

Coverage deficiency (2)                                 $  58,684      $  19,437        $ 1,530         $  995            n/a
                                                       ----------     ----------     ----------      ---------      ---------
                                                       ----------     ----------     ----------      ---------      ---------

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(1)  The Company's earnings were insufficient to cover its fixed charges for the fiscal years ended June 30, 1993 and 1994, by the amounts indicated.

(2) The Company's earnings were insufficient to cover its fixed charges, including preferred stock dividend requirements for the fiscal years ended June 30, 1993, 1994, 1995 and 1996, by the amounts indicated.

(3) Fixed charges only includes interest expense for purposes of computing this ratio.

(4) Dividends in 1995 and 1996 on the junior and senior convertible preferred stock have been increased to an amount representing the pretax earnings which would be required to cover such dividend requirements. This adjustment is not required in 1995, 1994, and 1997 as the Company's effective tax rate reflected a tax benefit.